UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2026

Greenland Mines Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GRML	The Nasdaq Stock Market LLC
Warrants	GRMLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously disclosed, the Special Meeting of Stockholders (the "Special Meeting") of Greenland Mines Ltd. (the “Company”) originally convened on July 16, 2026, was adjourned to August 7, 2026, pursuant to the approval by the Company's stockholders of the adjournment proposal.

On August 7, 2026, the reconvened Special Meeting was called to order. Pursuant to the authority previously granted by the Company's stockholders under the approved adjournment proposal, the Chair adjourned the Special Meeting, without conducting any additional business, to September 3, 2026, at 1:00 p.m., Eastern Time. The record date for the Special Meeting remains May 18, 2026.

No vote was taken at the reconvened Special Meeting.

The September 3, 2026, virtual meeting can be accessed on the meeting date and time by using the following link: https://tinyurl.com/GRMLJulySpecialMeeting.

Any stockholder who is unable to join the online meeting can participate by telephone by dialing (646)931-3860, and using the Zoom Meeting ID 816 9916 5991 and the Passcode 545087.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2026	GREENLAND MINES LTD.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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